Exhibit 11.1

                              SYMBOLLON CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                 The Years Ended December 31,
                                           -------------------------------------
                                                1997                  1996
                                           --------------        --------------


 Net Income (Loss) .....................   $     511,464         $    (905,415)

 Preferred Stock Dividend...............                               (15,233)
                                           --------------        --------------
 Net Income (Loss) on Per Share Basis...   $     511,464         $    (920,648)
                                           ==============        ==============


 Net Income (Loss) per common share:
     Weighted average common shares
     outstanding........................       2,868,783             2,434,019


     Shares subject to restriction......        (700,000)             (700,000)
                                           --------------        --------------
                                               2,168,783             1,734,019
                                           ==============        ==============


 Net Income (Loss) per common share.....   $        0.24         $       (0.52)
                                           ==============        ==============



Net Income (Loss) per common share - assuming dilution:

     Weighted average common shares
     outstanding........................       2,868,783

     Weighted average dilutive potential
     common shares outstanding..........         191,550

     Shares subject to restriction......        (700,000)
                                           --------------
                                               2,360,333
                                           ==============


 Net Income per common share
     - assuming dilution (1)............   $        0.22
                                           ==============

(1) For the year ended December 31, 1996, there is no difference between basic and duluted loss per share.